UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ODYSSEY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Nevada	47-1022125
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2300 West Sahara Avenue, Suite 800 - #4012
Las Vegas, NV	89102
(Address of Principal Executive Offices)	(Zip Code)

Odyssey Health, Inc. Amended and Restated 2021 Omnibus Stock Incentive Plan

(Full title of the plan)

J. Michael Redmond

Chief Executive Officer

2300 West Sahara Avenue, Suite 800 - #4012,

Las Vegas, NV 89102

(702) 780-6559

(Name, address and telephone number, including area code, of agent for service)

Copy:

Joshua D. Brinen, Esq.

Brinen & Associates, LLC

90 Broad Street, Tenth Floor

New York, New York 10004

(212) 330-8151

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”). ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Odyssey Health, Inc. (the “Registrant,” “we,” “us”, “our” or similar terminology) relating to continuing issuances of Common Stock, par value $0.001 per share (“Common Stock”) which may be offered and sold pursuant to the Odyssey Health, Inc.’s Amended and Restated 2021 Omnibus Stock Incentive Plan, as Amended (the “Plan”).

This Registration Statement includes, pursuant to General Instruction E to Form S-8, a reoffer prospectus in Part I (the “Reoffer Prospectus” or “prospectus”). The Reoffer Prospectus may be utilized for reofferings and resales by certain executive officers and directors listed in the Reoffer Prospectus who may be deemed “affiliates” of the Company on a continuous, or a delayed basis in the future, of up to 12,300,000 Common Stock shares, and employees and consultants who may be deemed “non-affiliates” of the Company on a continuous, or a delayed basis in the future, of up to 7,370,000 Common Stock shares, and a pool of 330,000 shares which may be distributed to both affiliates and non-affiliates in the future. Some of these shares constitute “control securities” which have been issued prior to, or issuable after, the filing of this Registration Statement. Some of these shares constitute “restricted securities” which have been issued prior to the filing of this Registration Statement. The Reoffer Prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the SEC. Statements contained in the Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to, are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

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STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed by Odyssey Health, Inc. (the “Company”) to register an additional 20,000,000 shares of the Common Stock of the Company, par value $0.001 per share (the “Common Stock”), issuable under the Odyssey Health, Inc. Amended and Restated 2021 Omnibus Incentive Stock Plan.

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference herein because it is an important part of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part of, the information or documents listed below that we have filed with the SEC:

(a)	our Amended Annual Report on Form 10-K/A (File No. 000-56196) filed with the SEC on November 28, 2023;

(b)	our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, filed with the SEC on October 30, 2023 (File No. 000-56196);

(c)	Our Annual Report on Form 10-K for the fiscal year ended July 31, 2022, filed with the Commission on October 29, 2022 (File No. 333-200785)

(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above (other than the portions of those documents not deemed to be filed); and

•	Our Quarterly Report on Form 10-Q for the quarter ended October 31, 2021, filed with the SEC on December 10, 2021

•	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2022, filed with the SEC on March 15, 2022

•	Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, filed with the SEC on June 14, 2022;

•	Our Quarterly Report on Form 10-Q for the quarter ended October 31, 2022, filed with the SEC on December 14, 2022

•	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2023, filed with the SEC on March 17, 2023;

•	Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023, filed with the SEC on June 14, 2023;

•	Our Quarterly Report on Form 10-Q for the quarter ended October 31, 2023, filed with the SEC on December 15, 2023; and

•	Our Current Reports on Form 8-K with the SEC on December 29, 2023, December 13, 2023, December 7, 2023, November 2, 2023, October 6, 2023, October 5, 2023, August 18, 2023, July 7, 2023, June 28, 2023, April 4, 2023, January 13, 2023, January 6, 2023, January 3, 2023, November 25, 2022, November 23, 2022, November 23, 2022, November 4, 2022, November 1, 2022, October 3, 2022, October 3, 2022, September 30, 2022, September 15, 2022, August 18, 2022.

(e)	The description of the Company’s Common Stock contained in Annual Report on Form 10-K for the fiscal year ended July 31, 2023, filed with the SEC on October 30, 2023.

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We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings, updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference, to the extent that statements in the later-filed document modify or replace such earlier statements. To access any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents on our website at www.odysseyhealthinc.com. We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of such documents. You should direct any requests for documents to: Secretary, Odyssey Health, Inc., 2300 West Sahara Avenue, Suite 800 - #4012 Las Vegas, NV 89102.

The Commission allows us to “incorporate by reference” the information the Company files with the Commission, which means that the Company can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this Registration Statement, and later information filed with the Commission will update and supersede this information. The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof, from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Our operating agreement provides that our directors are not liable to us or our shareholders for monetary damages resulting from an act or omission in their capacity as a director. A director may, however, be found liable for, and we may be prohibited from indemnifying a director against:

•	any breach of the director’s duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to us;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit; or

•	acts or omissions for which the liability is expressly provided by an applicable statute.

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Our operating agreement also provides that we will indemnify our directors, and may indemnify our agents, to the fullest extent permitted by applicable Nevada law from any expenses, liabilities or other matters.

Section 7502 of Chapter 78 in Title 7 of the Nevada Revised Statutes describes the terms and conditions under which a corporation is authorized to indemnify its directors, officers and other agents against judgments, penalties, fines, settlements, and expenses that they may incur in connection with proceedings brought against them, or in which they are otherwise involved, as a result of their service as directors, officers or other agents of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, and controlling persons of our company under our operating agreement, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors pursuant to which we have agreed, to the maximum extent permitted by applicable law, and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made, or threatened to be made, a party to any action or proceeding against expenses, judgments, fines, and amounts paid in settlements that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us. We also maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Odyssey Health, Inc. Amended and Restated 2021 Omnibus Stock Incentive Plan, as Amended (incorporated by reference to Form DEF 14A filed on August 6, 2021).

5.1	Opinion of Brinen & Associates, LLC. (incorporated by reference to Form S-8 filed on January 5, 2024).

23.1	Consent of Turner Stone and Company, LLP. (incorporated by reference to Form S-8 filed on January 5, 2024).

23.2	Consent of Brinen & Associates, LLC Consent of Brinen & Associates, LLC (included in Exhibit 5.1) (incorporated by reference to Form S-8 filed on January 5, 2024).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fees Exhibit.

* Filed herewith.

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PLAN OF DISTRIBUTION

In this section of the prospectus, the term “Selling Stockholder” means and includes:

•	the persons identified in the table above as the Selling Stockholders; and
•	those persons whose identities are not known as of the date hereof but may in the future be eligible to receive options under the Incentive Plans

Our Common Stock offered by this prospectus may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The Selling Stockholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Stock offered herein. The distribution of the Common Stock by the Selling Stockholders may be effected: in one or more transactions that may take place on the OTC Markets (including one or more block transactions) through customary brokerage channels, either through brokers acting as agents for the Selling Stockholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on OTC Markets; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholders in connection with sales of our Common Stock.

The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders also may short sell shares and redeliver the shares to close out such short positions. The Selling Stockholders may enter into options, or other transactions with broker-dealers which require the delivery to the broker-dealer of our Common Stock. The broker-dealer may then resell or otherwise transfer such Common Stock pursuant to this prospectus.

The Selling Stockholders also may lend or pledge our Common Stock to a broker-dealer. The broker-dealer may sell the lent Common Stock, or upon a default, the broker-dealer may sell the pledged Common Stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Common Stock by the Selling Stockholders.

Although the Common Stock covered by this prospectus are not currently being underwritten, the Selling Stockholders, their underwriters, brokers, dealers, other agents, or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of Common Stock may be deemed “underwriters” within the meaning of the Securities Act, and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in a distribution of Common Stock offered hereby may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation to, Regulation M, which provisions may limit the timing of purchases and sales by the Selling Stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the Common Stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

There can be no assurance that the Selling Stockholders will sell any, or all, of the securities offered by them herein.

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Item 9.	Undertakings

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, our company will, unless the matter has been settled by controlling precedent in the opinion of its counsel, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on January 5, 2024.

ODYSSEY HEALTH, INC.

By: /s/ Joseph Michael Redmond Joseph Michael Redmond Chief Executive Officer, President and Director (Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph Michael Redmond and Christine M. Farrell, and each of them singly (with full power to each of them to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him/her in name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement. To file the foregoing, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform, each and every act, and thing, requisite or necessary to be done in and about the premises, to the full extent he/she could do, for all intents and purposes, hereby ratifying and confirming, all that the aforementioned attorney-in-fact and agent, or his/her substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Michael Redmond	Chief Executive Officer, President, Director	January 5, 2024
Joseph Michael Redmond	(Principal Executive Officer)

/s/ Christine M. Farrell	Chief Financial Officer and Secretary	January 5, 2024
Christine M. Farrell	(Principal Financial and Accounting Officer)

/s/ Jerome Casey	Director	January 5, 2024
Jerome Casey

/s/ Ricky W. Richardson	Director	January 5, 2024
Ricky W. Richardson

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ODYSSEY HEALTH, INC.

Amended and Restated 2021 Omnibus Stock Incentive Plan, as Amended

Explanatory Note

This Registration Statement is being filed by Odyssey Health, Inc. (the “Registrant,” “we,” “us”, “our” or similar terminology) relating to continuing issuances of Common Stock shares which may be offered and sold pursuant to the Odyssey Health, Inc.’s Amended and Restated 2021 Omnibus Stock Incentive Plan, as Amended (the “Plan”).

This Registration Statement includes, pursuant to General Instruction E to Form S-8, a reoffer prospectus in Part I (the “Reoffer Prospectus” or “prospectus”). The Reoffer Prospectus may be utilized for reofferings and resales by certain executive officers and directors listed in the Reoffer Prospectus who may be deemed “affiliates” of the Company on a continuous, or delayed basis for the future, of up to 12,300,000 Common Stock shares, and employees and consultants who may be deemed “non-affiliates” of the Company on a continuous, or delayed basis for the future, of up to 7,370,000 Common Stock shares, and a pool of 330,000 shares which may be distributed to both affiliates and non-affiliates in the future. Some of these shares constitute “control securities” which have been issued prior to, or are issuable after, the filing of this Registration Statement. Some of these shares constitute “restricted securities” which have been issued prior to the filing of this Registration Statement. The Reoffer Prospectus does not contain all of the information included in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement, as permitted by the rules and regulations of the SEC. Statements contained in the Reoffer Prospectus as to the contents of any agreement, instrument or other document referred to, are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, we refer you to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by this reference.

R-1

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.

*	Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended.

R-2

Reoffer Prospectus

ODYSSEY HEALTH, INC.

Up to 20,000,000 Common Stock shares under the Plan

This reoffer prospectus (“reoffer prospectus” or “prospectus”) relates to the public resale, from time to time, of up to 20,000,000 Common Stock shares, par value $0.001 per share (the “Common Stock Shares”), of Odyssey Health, Inc. (the “Company”), by certain security holders (the “Selling Shareholders”) identified herein in the section entitled “Selling Shareholders” who have acquired or will acquire, such Common Stock Shares in connection with the exercise of options granted, with Common Stock Shares or other awards made, and with the purchase of Common Stock Shares under the Company’s Amended and Restated 2021 Omnibus Stock Incentive Plan. The Incentive Plans and the Services Agreements are intended to provide incentives which will attract, retain, and motivate highly competent persons such as officers, employees, directors, and consultants to our Company by providing them opportunities to acquire our Common Stock Shares. Additionally, the Incentive Plans and the Services Agreements are intended to assist in further aligning the interests of our officers, employees, directors, and consultants to those of the Company’s other shareholders.

Our Common Stock Shares are listed on the OTCQB Market under the symbol “ODYY.” On January 4, 2024, the closing price of our Common Stock Shares on the OTCQB was $0.094 per share.

The shares included in this prospectus may be offered and resold directly by the Selling Shareholders in the open market at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which a Selling Shareholder decides to sell their shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Investing in our Common Stock Shares is highly speculative and involves a significant degree of risk. See the section entitled “Risk Factors” on page R-9 in the documents incorporated herein by reference before you decide to buy our Common Stock Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is January 5, 2024.

R-3

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under the section of this prospectus entitled “Incorporation of Certain Information by Reference,” before deciding to invest in our common shares.

Unless the context otherwise requires, the terms “Odyssey,” “we,” “us” and “our” in this prospectus refer to Odyssey Health, Inc., and “this offering” refers to the offering contemplated in this prospectus.

Neither we nor the selling stockholders authorized anyone to provide any information, or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us, or to which we have referred you. We take no responsibility for, and can't provide assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus, or in any applicable free writing prospectus, is current, only as of its date of execution, regardless of its time of delivery or any sale of shares of our Common Stock. Our business, financial condition, results of operations, and prospects may have changed since that date. We are not, and the selling stockholder is not, making an offer of these securities in any jurisdiction where such offer is not permitted.

R-4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve a number of risks and uncertainties and that are intended to be covered by the “safe harbor” created by those sections. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties, and other factors that may cause actual results and outcomes to differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. All statements other than statements of historical facts included in this prospectus and the documents incorporated by reference herein, are forward-looking statements. These statements include, but are not limited to, statements under the captions “Prospectus Summary—The Company,” “Risk Factors,” “Use of Proceeds”, and in other sections included in this prospectus or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, and any documents incorporated by reference herein, could substantially harm our business, operating results, and financial condition, and that if any of these events occur, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus supplement are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus, or any documents incorporated by reference herein. We urge you not to place undue reliance on these forward-looking statements, which reflect the view only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

Our business is subject to a number of risks that you should be aware of before making a decision to invest in our securities, as fully described under “Risk Factors” in this prospectus. The principal factors and uncertainties that make investing in our securities risky include, among others:

An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Any of the risks and uncertainties set forth herein could materially and adversely affect our business, results of operations, and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. Additional risks currently unknown to us or which we consider immaterial based on information currently available to us, may also materially adversely affect us. As a result, you could lose all or part of your investment.

•	We are a development stage company with little operating history, a history of losses, and we cannot assure profitability. There is substantial doubt about our ability to continue as a going concern.

•	Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements. We may be unable to continue to operate without the threat of liquidation for the foreseeable future.

•	Raising additional capital by issuing securities or through debt financings or licensing arrangements may cause dilution to our existing stockholders, restrict our operations, or require us to relinquish rights to our technologies or product candidate on terms unfavorable to us.

•	There are substantial inherent risks in attempting to commercialize newly developed products, and, as a result, we may not be able to successfully develop new products.

R-5

•	We will need to achieve commercial acceptance of our products, if cleared or approved, to generate revenues and achieve profitability.

•	We currently only have four product candidates which are still in development, and, we have not obtained authorization from any regulatory agency to commercially distribute the products in any country and we may never obtain such authorizations.

•	We will depend on third parties for the manufacture and distribution of our product candidates and products, if cleared or approved, and the loss of our third-party manufacturer and distributor could harm our business.

•	We may be forced to litigate to enforce or defend our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of other parties’ proprietary rights.

•	If our intellectual property protection is inadequate, competitors may gain access to our technology and undermine our competitive position.

•	We have and may continue to encounter substantial delays in planned clinical trials, or our planned clinical trials for other indications may fail to demonstrate the safety and efficacy of our product candidates to the satisfaction of applicable regulatory authorities.

•	We may be substantially dependent on third parties to conduct our clinical trials.

•	We may be required to suspend or discontinue clinical trials due to side effects or other safety risks that could preclude approval of our products.

•	U.S. legislative or FDA regulatory reforms may make it more difficult and costly for us to obtain regulatory approval of our product candidates, and to manufacture, market, and distribute our products after marketing authorization is obtained.

•	Conducting any future clinical trials of our product candidates and any future commercial sales of a product candidate may expose us to expensive product liability claims; we may not be able to maintain product liability insurance on reasonable terms, or at all, and may be required to limit commercialization of our product candidates.

•	We participate in transactions and make tax calculations for which the ultimate tax determination may be uncertain.

•	If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent financial fraud. As a result, current and potential stockholders could lose confidence in our financial reporting.

•	If our expenses are greater than anticipated, then we will have fewer funds with which to pursue our plan of operations and our financing requirements will be greater than anticipated.

•	We are heavily dependent upon the ability and expertise of our management team and a very limited number of employees, and the loss of such individuals could have a material adverse effect on our business, operating results, or financial condition.

•	Investors could lose confidence in our financial reports, and the value of our common stock may be adversely affected, if our internal controls over financial reporting are found to be ineffective by management, or by our independent registered public accounting firm.

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•	Challenges to our tax positions in U.S. or non-U.S. jurisdictions, the interpretation and application of recent U.S. tax legislation, or other changes in U.S. or non-U.S. taxation of our operations could harm our business, revenue, and financial results.

•	If our business is unsuccessful, our stockholders may lose their entire investment.

•	The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.
•	A limited public trading market exists for our common stock, which makes it difficult for our stockholders to sell their common stock on the public markets. Any trading in our shares may have a significant effect on our stock prices.

•	The sale of shares of our common stock could cause the price of our common stock to decline.

•	A limited number of stockholders collectively own a significant portion of our common shares and may act, or prevent corporate actions, to the detriment of other stockholders.

•	The reverse split of our common stock could decrease our total market capitalization, and may increase and continue to increase, the volatility of our stock price.

•	The reverse stock split could increase our authorized but unissued shares of common stock, which could negatively impact a potential investor.

•	Trading of our common stock could be sporadic, and the price of our common stock may be volatile; we caution you as to the highly illiquid nature of an investment in our shares.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate, could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Regulation”, and other sections included or incorporated by reference in this prospectus. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from, and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in, or incorporated by reference, in this prospectus. Except as required by law, we undertake no obligation to update or publicly revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference into this prospectus, and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely, and with the understanding that our actual future results may be materially different from what we expect.

Corporate Information

Our principal executive offices are located at 2300 West Sahara Avenue, Suite 800 - #4012 Las Vegas, NV 89102, which is also our registered address, and our telephone number is (702) 780-6559. The address of our website is www.odysseyhealthinc.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

R-7

PROSPECTUS SUMMARY

Outstanding Common Stock	84,894,061 shares of Common Stock outstanding as of January 5, 2024.

Common Stock Offered	Up to 20,000,000 shares of Common Stock for sale by the Selling Stockholders, from their own account.

Selling Stockholders	The Selling Stockholders are set forth in the section of this prospectus entitled “Selling Stockholders.”

Proceeds	We will not receive any proceeds from the sale of our Common Stock by the Selling Stockholders. However, we will receive the exercise price of any Common Stock issued to the Selling Stockholders upon their cash exercise of options they hold. We would expect to use the proceeds, if any, for general working capital purposes. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” and the other information included in this prospectus and our filings with the Securities and Exchange Commission.

OTC Markets Trading Symbol	ODYY

R-8

RISK FACTORS

An investment in our securities has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below, and the other information in this prospectus, including the risks described in our most recent Annual Report on Form 10-K for the year ended July 31, 2023 (the “Latest 10-K”), filed on October 30, 2023, our Amended Annual Report on Form 10-K/A filed on November 28, 2023 and incorporated by reference, and in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2023 (the “Latest 10-Q”). Any of the risks and uncertainties set forth herein could materially and adversely affect our business, results of operations, and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. Additional risks not currently known to us or which we consider immaterial based on information currently available to us, may also materially adversely affect us. As a result, you could lose all or part of your investment.

Risks Related to This Offering

You may experience future dilution as a result of future equity offerings or other equity issuances.

To raise additional capital or to acquire additional assets and/or intellectual property, we may offer additional shares of our Common Stock in the future, warrants, or other securities convertible into, or exchangeable for, our Common Stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share that you may pay for the shares of our Common Stock offered hereby. The price per share at which we sell additional shares of our Common Stock or other securities convertible into, or exchangeable for, our Common Stock in future transactions, may be higher or lower than the price per share that you may pay for the shares of our Common Stock. Furthermore, sales of a substantial number of shares of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our Common Stock ownership is highly concentrated. As a result of this concentrated ownership of our Common Stock, our three stockholders may be able to exert significant control over all matters requiring stockholder approval, including the election of directors, approval of mergers, and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing, or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company, and it may affect the market price of our Common Stock.

The reverse split of our common stock could decrease our total market capitalization, and may increase and continue to increase, the volatility of our stock price.

The reverse split of our Common Stock could decrease our total market capitalization, and may increase and continue to increase, the volatility of our stock price. The reverse split was approved by the Stockholders and subsequently approved by the Board of Directors. The Board of Directors has discretion to accomplish the reverse split at any time and is subject to the limits set forth by the Stockholders.

At our 2021 annual stockholder meeting, which was held on September 14, 2021, the stockholders approved the proposal that granted the Board discretionary authority to amend our Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.001 per share; such split would combine a whole number of outstanding shares of our Common Stock in a range of, not less than two shares and not more than 30 shares, into one share of Common Stock. The Board of Directors was required to approve such a split at any time prior to January 31, 2022. The Board of Directors approved the reverse split and retained discretion on the timing and implementation of the reverse split. The amendments will not change the number of authorized shares of Common Stock, Preferred Stock, or the relative voting power of our stockholders.

There can’t be any assurance that the total market capitalization of our Common Stock after the reverse stock split will be equal to, or greater than the total market capitalization before the reverse stock split, or that the per share market price of our Common Stock following the reverse stock split will increase in proportion to the reduction in the number of shares of Common Stock outstanding before the reverse stock split. Furthermore, a decline in the market price of our Common Stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our Common Stock could be adversely affected following such a reverse stock split.

R-9

The reverse stock split could increase our authorized but unissued shares of Common Stock, which could negatively impact a potential investor. Because the number of authorized shares of our Common Stock will not be reduced proportionately, the reverse stock split could increase the Board’s ability to issue authorized and unissued shares without further stockholder action. The issuance of additional shares of Common Stock, or securities convertible into Common Stock, may have a dilutive effect on earnings per share and relative voting power, and may cause a decline in the trading price of the Common Stock. We could use the shares that are available for future issuance in dilutive equity financing transactions, to oppose a hostile takeover attempt, or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market prices, or benefit in some other manner.

The Reverse Stock Split may decrease the liquidity of the shares of our Common Stock.

The liquidity of the shares of our Common Stock may be affected adversely by the Reverse Stock Split given the reduced number of shares that are outstanding following the Reverse Stock Split. In addition, the Reverse Stock Split would have increased the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Trading of our Common Stock could be sporadic, and the price of our Common Stock may be volatile; we caution you as to the highly illiquid nature of an investment in our shares.

Our Common Stock is listed on the OTCQB. Securities of microcap and small-cap companies have experienced substantial volatility in the past, often based on factors unrelated to the companies’ financial performance or prospects. We believe that trading in our stock has been, and will likely continue to be, subject to significant volatility. There has been relatively limited trading volume in the market for our Common Stock, and a more active, liquid public trading market may not develop, or may not be sustained. Limited liquidity in the trading market for our Common Stock may adversely affect a stockholder’s ability to sell its shares of Common Stock at the time it wishes to sell them, or at a price that it considers acceptable.

Factors affecting the trading of our Common Stock include macroeconomic developments in North America and globally, and market perceptions of the attractiveness of particular industries. Factors unrelated to our performance that may affect the price of our Common Stock include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow us. A reduction in trading volume and general market interest in our Common Stock may affect an investor’s ability to trade significant numbers of shares of our Common Stock; and the size of our public float may limit the ability of some institutions to invest in our Common Stock. As a result of any of these factors, the market price of our Common Stock at any given point in time may not accurately reflect our long-term value. The price of our common shares may increase or decrease in response to a number of events and factors, including: changes in financial estimates; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of our Common Stock. These factors, or any of them, may materially adversely affect the prices of our common shares regardless of our operating performance.

The market price of our Common Stock is affected by many other variables which are not directly related to our success and are, therefore, not within our control. These include other developments that affect the breadth of the public market for shares of our Common Stock and the attractiveness of alternative investments. The effect of these and other factors on the market price of our Common Stock is expected to make our Common Stock price volatile in the future, which may result in losses to investors.

Your ownership will be diluted by future issuances of capital stock.

Our business strategy requires us to raise additional equity capital through the sale of Common Stock or preferred stock. Your percentage of ownership will become diluted as we issue new shares of stock. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock, known as preemptive rights. We may issue Common Stock or convertible debt pursuant to a public offering or a private placement, upon exercise of warrants or options, to sellers of properties we directly or indirectly acquire, instead of, or in addition to, cash consideration. Investors purchasing Common Stock in this Offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own.

Cautionary Note

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized; nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Common Stock.

R-10

USE OF PROCEEDS

We will not receive any proceeds from the resale of our Common Stock by the Selling Stockholders pursuant to this prospectus. However, we will receive the exercise price of any Common Stock issued to the Selling Stockholders upon their cash exercise of options they hold. We would expect to use these proceeds, if any, for general working capital purposes. We have agreed to pay the expenses of registration of these shares.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders. The table and the other information contained in this Section “Selling Stockholders” has been prepared based upon information furnished to us by, or on behalf of, the Selling Stockholders.

The table below sets forth, as of January 2, 2024, the following: (i) the name of each Selling Stockholder who is offering the resale of Common Stock by this reoffer prospectus; (ii) the number of Common Stock (and the percentage of Common Stock) beneficially owned by each Selling Stockholder; (iii) the number of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iv) the number of Common Stock (and the percentage of Common Stock) each Selling Stockholder will own after the offering, assuming they sell all of the Common Stock offered in this reoffer prospectus. Unless otherwise indicated, beneficial ownership is direct, and the person indicated has sole voting and investment power.

The Selling Stockholders identified below may have sold, transferred, or otherwise disposed of some, or all of their Common Stock since the date of which the information in the following table is presented in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this reoffer prospectus, accordingly. We cannot give an estimate as to the number of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some, or all of their Common Stock in the offering contemplated by this reoffer prospectus, or acquire additional Common Stock. The total number of Common Stock that may be sold hereunder will not exceed the number of Common Stock offered hereby. Please read the section entitled “Plan of Distribution” in this reoffer prospectus.

The Selling Stockholders include our current directors, officers, and affiliates who have been granted awards for Common Stock under any of the Incentive Plans and/or the Services Agreements, which are deemed to be “control securities”, and Common Stock from awards granted to other employees under any of the Incentive Plans, which are deemed to be “restricted securities.”

To our knowledge, none of our officers and directors have a present intention to offer Common Stock for sale, although they retain the right to do so.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices at 2300 West Sahara Avenue, Suite 800 - #4012, Las Vegas, NV 89102.

R-11

Selling Stockholder	Principal Position with the Company(1)	Shares Owned Prior to Resale		Number of Shares Offered for Resale	Shares Beneficially Owned After Resale
		Number	Percent(2)		Number	Percent(2)
J. Michael Redmond (3)	President & CEO	12,750,000	14.3%	4,250,000	8,500,000	8.1%
Christine M. Farrell (4)	Secretary & CFO	2,900,000	3.3%	2,800,000	100,000	*
Jerome H. Casey (5)	Director	2,000,000	2.3%	2,000,000	0	*
John P. Gandolfo (6)	Director	1,750,000	2.0%	1,750,000	0	*
Ricky W. Richardson (7)	Director	1,500,000	1.7%	1,500,000	0	*
Jacob VanLandingham (8)	Employee	4,555,614	5.2%	2,100,000	2,455,614	2.3%
Gregory Gironda	Employee	600,000	*	600,000	0	*
Erik Emerson	Employee	600,000	*	600,000	0	*
Mark Gandolfo	Employee	450,000	*	450,000	0	*
Michael Lewandowski	Consultant	600,000	*	600,000	0	*
Peter Manso	Consultant	500,000	*	500,000	0	*
Mark Doyle	Consultant	350,000	*	350,000	0	*
Brett Favre	Consultant	250,000	*	250,000	0	*
Ralph Olson	Consultant	200,000	*	200,000	0	*
Kurt Warner	Consultant	125,000	*	125,000	0	*
Michael Contarino	Consultant	100,000	*	100,000	0	*
David Hack	Consultant	100,000	*	100,000	0	*
Eugene Lipov, MD	Consultant	100,000	*	100,000	0	*
James Linder, Merlin Solution Group, LLC	Consultant	100,000	*	100,000	0	*
Paul Toolan	Consultant	100,000	*	100,000	0	*
Timothy Syzmanski	Consultant	100,000	*	100,000	0	*
Murdock Capital Partners	Consultant	100,000	*	100,000	0	*
Kelly, MD	Consultant	100,000	*	100,000	0	*
Jonathan Lutz	Consultant	100,000	*	100,000	0	*
Pharmascense LLC	Consultant	75,000	*	75,000	0	*
Steven Mariucci	Consultant	50,000	*	50,000	0	*
Mark Rypien	Consultant	50,000	*	50,000	0	*
David Ross	Consultant	50,000	*	50,000	0	*
Abby Wambach	Consultant	50,000	*	50,000	0	*
James Kelly	Consultant	50,000	*	50,000	0	*
Robert Arnot	Consultant	50,000	*	50,000	0	*
Jeffrey Kapec	Consultant	50,000	*	50,000	0	*
Vladimir Petrovic	Consultant	50,000	*	50,000	0	*
Leon Shull	Consultant	50,000	*	50,000	0	*
Braven LLC	Consultant	50,000	*	50,000	0	*
Fo’ Reelz	Consultant	50,000	*	50,000	0	*
RedChip Companies	Consultant	45,000	*	45,000	0	*
Ryan Gleichowski	Consultant	12,500	*	12,500	0	*
Mark Pollack	Consultant	12,500	*	12,500	0	*

Total				19,670,000

 * Less than 1%.

R-12

(1)	All positions described are with the Company, unless otherwise indicated.
(2)	Percentage ownership is computed with reference to the 84,894,061 Common Stock shares outstanding as of January 5, 2024.
(3)	The number of Common Stock shares and percentage ownership prior to resale includes 3,500,000 Common Stock shares issuable to Mr. Redmond upon the vesting of RSUs and 750,000 Common Stock shares issuable upon the exercise of options awarded under the Amended and Restated Omnibus Incentive Plan and 8,500,000 beneficially owned Common Stock shares. The number of Common Stock shares and percentage ownership after resale assumes the sale of all 4,250,000 Common Stock shares offered by Mr. Redmond under this prospectus.
(4)	The number of Common Stock shares and percentage ownership prior to resale includes 1,700,000 Common Stock shares issuable to Ms. Farrell upon the vesting of RSUs, 1,100,000 Common Stock shares issuable upon the exercise of options awarded under the Amended and Restated Omnibus Incentive Plan, and 100,000 beneficially owned Common Stock shares. The number of Common Stock shares and percentage ownership after resale assumes the sale of all 2,800,000 Common Stock shares offered by Ms. Farrell under this prospectus.
(5)	The number of Common Stock shares and percentage ownership prior to resale includes 1,500,000 Common Stock shares issuable to Mr. Casey upon the vesting of RSUs and 500,000 Common Stock shares issuable upon the exercise of options awarded under the Amended and Restated Omnibus Incentive. The number of Common Stock shares and percentage ownership after resale assumes the sale of all 2,000,000 Common Stock shares offered by Mr. Casey under this prospectus.
(6)	The number of Common Stock shares and percentage ownership prior to resale includes 1,500,000 Common Stock shares issuable to Mr. Gandolfo upon the vesting of RSUs and 250,000 Common Stock shares issuable upon the exercise of options awarded under the Amended and Restated Omnibus Incentive. The number of Common Stock shares and percentage ownership after resale assumes the sale of all 1,750,000 Common Stock shares offered by Mr. Gandolfo under this prospectus.
(7)	The number of Common Stock shares and percentage ownership prior to resale includes 1,000,000 Common Stock shares issuable to Mr. Richardson upon the vesting of RSUs and 500,000 Common Stock shares issuable upon the exercise of options awarded under the Amended and Restated Omnibus Incentive. The number of Common Stock shares and percentage ownership after resale assumes the sale of all 1,500,000 Common Stock shares offered by Mr. Richardson under this prospectus.
(8)	The number of Common Stock shares and percentage ownership prior to resale includes 2,100,000 Common Stock shares issuable to Mr. VanLandingham upon the exercise of options awarded under the Amended and Restated Omnibus Incentive Plan and 2,455,614 beneficially owned Common Stock shares. The number of Common Stock shares and percentage ownership after resale assumes the sale of all 2,100,000 Common Stock shares offered by Mr.VanLandingham under this prospectus.

The Company may supplement this prospectus from time to time as required by the rules of the Commission to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of securities offered for resale, and the position, office, or other material relationship which a Selling Stockholder has had within the past three years with the Company, or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

In this section of the prospectus, the term “Selling Stockholder” means and includes:

•	the persons identified in the table above as the Selling Stockholders;
•	those persons whose identities are not known as of the date hereof but may in the future be eligible to receive options under the Incentive Plans; and

Our Common Stock offered by this prospectus may be sold from time to time directly by the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The Selling Stockholders as of the date of this prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Stock offered herein. The distribution of the Common Stock by the Selling Stockholders may be effected: in one or more transactions that may take place on the OTC Markets (including one or more block transactions) through customary brokerage channels, either through brokers acting as agents for the Selling Stockholders, or through market makers, dealers, or underwriters acting as principals who may resell these shares on OTC Markets; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at other negotiated prices. Usual and customary, or specifically negotiated brokerage fees or commissions, may be paid by the Selling Stockholders in connection with sales of our Common Stock.

R-13

The Selling Stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of our Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also short sell shares and redeliver the shares to close out such short positions. The Selling Stockholders may enter into options or other transactions with broker-dealers which require the delivery to the broker-dealer of our Common Stock. The broker-dealer may then resell or otherwise transfer such Common Stock pursuant to this prospectus.

The Selling Stockholders also may lend or pledge our Common Stock to a broker-dealer. The broker-dealer may sell the lent Common Stock, or upon a default, the broker-dealer may sell the pledged Common Stock pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Common Stock by the Selling Stockholders.

Although the Common Stock covered by this prospectus are not currently being underwritten, the Selling Stockholders, their underwriters, brokers, dealers, other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of Common Stock, may be deemed “underwriters” within the meaning of the Securities Act, and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in a distribution of Common Stock offered herein may not simultaneously engage in market making activities with respect to the Common Stock for a period of up to five days preceding such distribution. The Selling Stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including, without limitation to, Regulation M, which provisions may limit the timing of purchases and sales by the Selling Stockholders.

In order to comply with certain state securities, or blue sky laws and regulations, if applicable, the Common Stock offered herein will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and obtained.

There can be no assurance that the Selling Stockholders will sell any, or all, of the securities offered by them herein.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be reviewed for us by Brinen & Associates, LLC.

EXPERTS

The financial statements as of July 31, 2023, July 31, 2022, and for the periods then ended incorporated by reference in this Prospectus, and in the Registration Statement, have been so incorporated in reliance on the report of Turner, Stone, & Co., LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus, or having given an opinion upon the validity of the securities being registered or other legal matters in connection with the registration, or Offering, of the Common Stock, was employed on a contingency basis, or had received, or will receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

R-14

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (including exhibits, schedules, and amendments) under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information about us and the shares of common offered by this prospectus, you should refer to the registration statement. Statements contained in this prospectus relating to the contents of any contract, agreement, or other document, are not necessarily complete and are qualified in all respects by the complete text of the applicable contract, agreement or other document, a copy of which has been filed as an exhibit to the registration statement. Whenever this prospectus refers to any contract, agreement, or other document. You should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement, or document.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, filed, or will file, periodic reports, proxy statements, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC’s public reference room, and the SEC website, in each case, referred to below. We also maintain a website at http://www.odysseyhealthinc.com/ and make our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act available free of charge through this website. We make these reports available through our website as soon as reasonably practicable after we electronically file such reports with, or furnish such reports to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. The reference to our web address does not constitute incorporation by reference of the information contained in, or that can be accessed through, our website.

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. As a smaller reporting company, information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings we filed pursuant to the Exchange Act after the date of the registration statement of which this prospectus supplement forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus supplement have been sold; provided, however, that we are not incorporating any documents or information deemed to have been furnished, and not filed in accordance with SEC rules:

(f)	our Amended Annual Report on Form 10-K/A (File No. 000-56196) filed with the SEC on November 28, 2023;

(g)	our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, filed with the SEC on October 30, 2023 (File No. 000-56196);

(h)	Our Annual Report on Form 10-K for the fiscal year ended July 31, 2022, filed with the Commission on October 29, 2022 (File No. 333-200785)

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(i)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above (other than the portions of those documents not deemed to be filed); and

•	Our Quarterly Report on Form 10-Q for the quarter ended October 31, 2021, filed with the SEC on December 10, 2021

•	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2022, filed with the SEC on March 15, 2022

•	Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, filed with the SEC on June 14, 2022;

•	Our Quarterly Report on Form 10-Q for the quarter ended October 31, 2022, filed with the SEC on December 14, 2022

•	Our Quarterly Report on Form 10-Q for the quarter ended January 31, 2023, filed with the SEC on March 17, 2023;

•	Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023, filed with the SEC on June 14, 2023;

•	Our Quarterly Report on Form 10-Q for the quarter ended October 31, 2023, filed with the SEC on December 15, 2023; and

•	Our Current Reports on Form 8-K with the SEC on December 29, 2023, December 13, 2023, December 7, 2023, November 2, 2023, October 6, 2023, October 5, 2023, August 18, 2023, July 7, 2023, June 28, 2023, April 4, 2023, January 13, 2023, January 6, 2023, January 3, 2023, November 25, 2022, November 23, 2022, November 23, 2022, November 4, 2022, November 1, 2022, October 3, 2022, October 3, 2022, September 30, 2022, September 15, 2022, August 18, 2022.

(j)	The description of the Company’s Common Stock contained in Annual Report on Form 10-K for the fiscal year ended July 31, 2023, filed with the SEC on October 30, 2023.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K, and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings, updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated, or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify, or replace such earlier statements. Our website, www.odysseyhealthinc.com, provides the ability to access any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. We will furnish to each person including any beneficial owner, to whom a prospectus is delivered, a copy of such documents upon written or oral request, without charge. You should direct any requests for documents to:

Joseph Michael Redmond

Chief Executive Officer

Odyssey Health, Inc.

2300 West Sahara Avenue, Suite 800 - #4012

Las Vegas, NV 89102

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is inconsistent to what is contained herein. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the execution date of this document.

Additional risks and uncertainties presently unknown may also impair our business operations. The risks and uncertainties described in this document, and other risks and uncertainties which we may face in the future, will have a greater impact on those who purchase our Common Stock. These purchasers will purchase our Common Stock at the market price or at a privately negotiated price, and will run the risk of losing their entire investment.

Odyssey Health, Inc.

Up to 20,000,000 Common Stock under the

Amended and Restated 2021 Omnibus Incentive Plan

REOFFER PROSPECTUS

January 5, 2024

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Included in the prospectus which is part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our operating agreement provides that our directors are not liable to us or our shareholders for monetary damages resulting from an act or omission in their capacity as a director. A director may, however, be found liable for, and we may be prohibited from indemnifying a director against:

•	any breach of the director’s duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith that constitute a breach of the director’s duty to us;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any transaction from which the director receives an improper benefit; or

•	acts or omissions for which the liability is expressly provided by an applicable statute.

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Our operating agreement also provides that we will indemnify our directors, and may indemnify our agents, to the fullest extent permitted by applicable Nevada law from any expenses, liabilities or other matters.

Section 7502 of Chapter 78 in Title 7 of the Nevada Revised Statutes describes the terms and conditions under which a corporation is authorized to indemnify its directors, officers, and other agents against judgments, penalties, fines, settlements, and expenses that they may incur in connection with proceedings brought against them, or in which they are otherwise involved, as a result of their service as directors, officers or other agents of the corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, and controlling persons of our company under our operating agreement, it is the position of the SEC that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Indemnification Agreements

We have entered into indemnification agreements with each of our officers and directors pursuant to which we have agreed, to the maximum extent permitted by applicable law, and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines, and amounts paid in settlements that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us. We also maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Odyssey Health, Inc. Amended and Restated 2021 Omnibus Stock Incentive Plan, as Amended (incorporated by reference to Form DEF 14A filed on August 6, 2021).

5.1	Opinion of Brinen & Associates, LLC. (incorporated by reference to Form S-8 filed on January 5, 2024).

23.1	Consent of Turner Stone and Company, LLP. (incorporated by reference to Form S-8 filed on January 5, 2024).

23.2	Consent of Brinen & Associates, LLC Consent of Brinen & Associates, LLC (included in Exhibit 5.1) (incorporated by reference to Form S-8 filed on January 5, 2024).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

107*	Filing Fees Exhibit.

*Filed herewith

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the registrant’s payments of expenses incurred, or payments made by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless the matter has been settled by controlling precedent in the opinion of its counsel, submit to a court of appropriate jurisdiction the question of whether such indemnification it asserts, is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 5, 2024

.

ODYSSEY HEALTH, INC.

By: /s/ Joseph Michael Redmond Joseph Michael Redmond Chief Executive Officer, President and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Joseph M. Redmond their true and lawful attorney-in-fact, with full power of substitution and resubstitution for them and their name, place, and stead, in any and all capacities, and to sign any and all amendments, including post-effective amendments, to this registration statement. To file the foregoing, with all exhibits thereto, and any other documents in connection therewith, with the Commission, hereby ratifies and confirms all said attorney-in-fact, or his substitute, each acting alone, may lawfully do or cause to be done, by virtue thereof.

Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Michael Redmond	Chief Executive Officer, President, Director	January 5, 2024
Joseph Michael Redmond	(Principal Executive Officer)

/s/ Christine M. Farrell	Chief Financial Officer and Secretary	January 5, 2024
Christine M. Farrell	(Principal Financial and Accounting Officer)

/s/ Jerome Casey	Director	January 5, 2024
Jerome Casey

/s/ Ricky W. Richardson	Director	January 5, 2024
Ricky W. Richardson

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